                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

    Filed by the Registrant [X]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                             HERMAN MILLER, INC.
- - -------------------------------------------------------------------------------
           (Name of Registrant as specified in its charter)


                             HERMAN MILLER, INC.
- - -------------------------------------------------------------------------------
               (Name of person(s) filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule, or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                             PROXY STATEMENT 1994

                             Herman Miller, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

HERMAN MILLER, INC., Zeeland, MI 49464-0302, Telephone 616 654 3000

To our Shareholders:

The annual meeting of the shareholders of Herman Miller, Inc. (the "company"), will be held at the company's Midwest Distribution Center, 10001 Adams Street, Holland, Michigan, on Thursday the 6th of October, 1994, at 4:00 p.m. (E.D.T.) for the following purposes:

1. To elect four directors, each for a term of three years.

2. To consider and act on the proposal to approve the Herman Miller, Inc., 1994 Long-Term Incentive Plan.

3. To consider and act on the proposal to approve the Herman Miller, Inc., 1994 Non-Employee Officer and Director Stock Option Plan.

4. To consider and act on the proposal to approve the Herman Miller, Inc., 1994 Key Executive Stock Purchase Assistance Plan.

5. To consider and act upon a proposal to ratify the appointment of Arthur Andersen & Co. as independent public accountants for the company for the fiscal year ending June 3, 1995.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on August 8, 1994, will be entitled to vote at the meeting. Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

By order of the Board of Directors
James N. DeBoer, Jr., Secretary of the Board
August 22, 1994

PROXY STATEMENT AUGUST 22, 1994

HERMAN MILLER, INC., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302

This proxy statement is furnished to shareholders of Herman Miller, Inc. (the "company"), in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders. This meeting will be held on Thursday, October 6, 1994, at 4:00 p.m. (E.D.T.) at the company's Midwest Distribution Center, 10001 Adams Street, Holland, Michigan.

SOLICITATION OF PROXIES

Each shareholder, as an owner of the company, is entitled to vote on matters scheduled to come before the annual meeting. The use of proxies allows a shareholder of the company to be represented at the annual meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this proxy statement is to be used for such purpose.
If the proxy card is properly executed and returned to the company, the shares represented by the proxy will be voted at the annual meeting of shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in the proxy and for each of the proposals described in this proxy statement.
A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Secretary of the company, (2) executing a proxy at a later date, or (3) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke a proxy.

ELECTION OF DIRECTORS

The company's Articles of Incorporation and Bylaws provide for the division of the Board of Directors into three classes of nearly equal size, with the directors of each class to hold office for staggered three-year terms. At the annual meeting, four directors are to be elected to the class of directors whose term of office expires at the 1997 annual meeting. The Board of Directors has nominated William K. Brehm, C. William Pollard, Ruth Alkema Reister, and Richard H. Ruch for election to serve as members of that class. Each of the nominees previously has been elected as a director by the company's shareholders. The latter portion of this proxy statement contains more information about the nominees.
   Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.


    A plurality of the votes cast at the meeting is required to elect the nominees as directors of the company. Accordingly, the four individuals who receive the largest number of votes cast at the meeting will be elected as directors for the class whose term of office is to expire at the 1997 annual meeting. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of all persons nominated by the board.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

On August 8, 1994, the company had 24,595,375 shares of common stock issued and outstanding, par value $.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on August 8, 1994, the record date fixed by the Board of Directors. Votes cast at the meeting and submitted by proxy will be tabulated by the company's transfer agent.
    As of August 8, 1994, no person was known by management to be the beneficial owner of more than 5 percent of the company's common stock, except as follows:

Name and Address of Beneficial Owner                                   Amount and             Percent
                                                                        Nature of            of Class
                                                             Beneficial Ownership
FMR Corp.                                                            3,746,800(1)              15.23%
82 Devonshire Street, Boston, Massachusetts 02109

Trimark Investment Management, Inc.                                  2,410,000(2)               9.80%
One First Canadian Place, Suite 5600,
PO Box 487, Toronto, Ontario M5X 1E5

Ariel Capital Management, Inc.                                       1,324,030(3)               5.38%
307 North Michigan Avenue, Chicago, Illinois 60601

(1) This information is derived from notification received by the company from the beneficial owner, including notice that it has sole voting power as to 1,501,000 shares and sole dispositive power as to 3,746,800 shares.
(2) This information is derived from notification received by the company from the beneficial owner, including notice that it has sole voting and dispositive power as to 2,410,000 shares.
(3) This information is derived from notification received by the company from the beneficiaI owner, including notice that it has sole voting power as to 828,000 shares and sole dispositive power as to 1,324,030 shares.


DIRECTOR AND EXECUTIVE OFFICER INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows, as of August 8, 1994, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all directors and executive officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Named Executive                                                        Amount and            Percent
                                                                        Nature of        of Class(4)
                                                             Beneficial Ownership(1)
J. Kermit Campbell                                                  110,722(2)               .44%
Philip J. Mercorella                                                111,523                  .44%
Gary J. TenHarmsel                                                   57,710                  .23%
Gary S. Miller                                                       53,610                  .21%
Robert A. Harvey                                                     65,259                  .26%
All executive officers and directors as a
 group (21 persons)                                                 927,346(3)              3.68%

(1) Includes the following numbers of shares with respect to which the Named Executives have the right to acquire beneficial ownership under stock options exercisable in 60 days: Mr. Campbell-27,000;
    Mr. Mercorella-83,750; Mr. TenHarmsel-43,500; Mr.  Miller-48,000; and
    Mr. Harvey-62,500.
(2) Included in this number are 45,000 shares of restricted stock granted to Mr. Campbell which are subject to forfeiture under certain conditions.
(3) Included in this number are 585,750 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options exercisable within 60 days.
(4) Calculated based on the number of shares outstanding plus the shares referred to in note (3) above.

THE BOARD OF DIRECTORS

The information in the following table relating to each nominee's and director's age, principal occupation or employment for the past five years, and beneficial ownership of shares of common stock as of August 8, 1994, has been furnished to the company by the respective nominees and directors. Except as described in the notes following the table, the following nominees and directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name and Principal Occupation                                                    Age         Year First    Shares       Percent
                                                                                              Became a      Owned(i)     of Class
                                                                                              Director
NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1997
William K. Brehm                                                                  65            1991        4,500         .02%
Chairman of the Board SRA International, Inc. (Consulting Engineering Firm)

C. William Pollard                                                                56            1985       19,749(2)      .08%
Chairman of the Board and Chief Executive Officer, The ServiceMaster Company
(Management and Consumer Services for Health Care, Industrial, and Educational
Facilities)

Ruth Alkema Reister                                                               58            1985       13,436(3)      .05%
Private Investments and Civic and Charitable Activities

Richard H. Ruch                                                                   64            1986      137,505(4)      .55%
Since March 1992 --  Vice Chairman of the Board of Directors, Herman Miller,
Inc.; Prior to April 1992 -- President and Chief Executive Officer,
Herman MIller, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 1995
J. Kermit Campbell                                                                55            1992      110,722(5)      .44%
Since April 1992 -- President and Chief Executive Officer, Herman
Miller, Inc.; Prior to April 1992 -- Group Vice President,
Dow Corning Corp. (Silicone Manufacturing and Marketing)

Dr. E. David Crockett                                                             58            1982       15,300         .06%
Since November 1993 -- Chairman, Cornerstone Imaging, Inc.
(Document Image Processing) Prior to November 1993 -- General Partner,
Aspen Ventures (Venture Capitalists);

David L. Nelson                                                                   64            1972       16,600(6)      .07%
Since January 1994 -- Vice President, Customer Support, America's Region
Asea, Brown, Boveri, Inc.
Prior to January 1994 -- Vice President, Customer Satisfaction,
Industry Segment, Asea, Brown, Boveri, Inc.
(Manufacturer of Computerized Equipment for Measuring and
Controlling Industrial Processes)

Charles D. Ray, M.D.                                                              66            1977       16,530(7)      .07%
Chairman of the Board of Directors, Ray Medica, Inc.
(Formerly The CeDaR Companies, Inc.)
(Development and Manufacturer of Health Care Products)

DIRECTORS WHOSE TERMS EXPIRE IN 1996
Max O. DePree                                                                     69            1950       64,117(8)      .25%
Chairman of the Board of Directors, Herman Miller, Inc.

Dr. Alan M. Fern                                                                  63            1983       10,800         .04%
Director, National Portrait Gallery, Smithsonian Institution

Brian Griffiths, Lord Griffiths of Fforestfach                                    52            1991        4,500         .02%
Since 1990 -- International Advisor, Goldman Sachs International Limited
(International Investment Banking Firm);
Prior to 1990 -- Government Service, United Kingdom

(1) Shares shown for each director who is not an officer of the company include 13,500 shares for Messrs. Crockett, Nelson, and Ray, 12,000 shares for Ms. Reister and Mr. Pollard, 10,500 shares for Dr. Fern, and 4,500 shares for Messrs. Brehm and Griffiths with respect to which the director has the right to acquire beneficial ownership under options exercisable within 60 days. Percentages are calculated based upon shares outstanding, plus shares which the directors have the right to acquire under stock options exercisable within 60 days.

(2) Excludes 403 shares owned of record and beneficially by Mr.
    Pollard's wife. Mr. Pollard disclaims beneficial ownership of these shares.

(3) Excludes 600 shares owned by Mrs. Reister's husband. Mrs. Reister disclaims beneficial ownership of these shares.

(4) Includes 57,500 shares with respect to which Mr. Ruch has a right to acquire beneficial ownership under options exercisable within 60 days and 4,800 shares of restricted stock which are subject to forfeiture under certain conditions. In addition, Mr. Ruch's wife owns 7,200 shares which are excluded from the table and as to which Mr. Ruch disclaims beneficial ownership.

(5) Includes 27,000 shares with respect to which Mr. Campbell has the right to acquire beneficial ownership under options exercisable within 60 days and 45,000 shares of restricted stock granted to Mr. Campbell which are subject to forfeiture under certain conditions. Excludes 3,000 shares owned of record by Mr. Campbell's wife with respect to which Mr. Campbell disclaims beneficial ownership.

(6) Shares are owned jointly by Mr. Nelson and his wife. Excludes 1,200 shares owned of record and beneficially by Mr. Nelson's wife, with respect to which Mr. Nelson disclaims beneficial ownership.

(7) Includes 30 shares which Mr. Ray owns as custodian for his minor children.

(8) Mr. DePree's wife owns of record and beneficially 139,881 shares which are excluded from the table. Mr. DePree disclaims beneficial ownership of these shares.

    Mr. Crockett also is a director of Cornerstone Imaging, Inc., and Metatec Corporation. Mr. Nelson also is a director of Cardinal Fund, Inc. Mr. Pollard also is a director of The ServiceMaster Company, Provident Life and Accident Insurance Company, and Trammell Crow Company. Brian Griffiths, Lord Griffiths of Fforestfach, also is a director of The ServiceMaster Company. Mr. Campbell also is a director of SPX Corporation.

    The Board of Directors held five meetings during the last fiscal year. All of the directors attended at least three-fourths of the aggregate number of meetings of the board and the board committees on which they served with the exception of Lord Griffiths, who attended 60 percent of the meetings.

FINANCE AND AUDIT COMMITTEE

The company has a finance and audit committee comprised of Ms. Ruth A. Reister (chair); Dr. E. David Crockett (vice chair); Messrs. William K. Brehm, C. William Pollard, Alan M. Fern, and Brian Griffiths, Lord Griffiths of Fforestfach. The finance and audit committee recommends to the Board of Directors the selection of independent auditors and reviews the scope of their audit, their audit reports, and any recommendations made by them. The committee approves fees paid for audit and nonaudit services by the independent public accountants. The committee also reviews the activities of the company's internal auditors and reviews and recommends to the Board issues concerning the company's dividend policies, capital expenditures, welfare benefits plans, and other related financial matters. The committee met four times during the last fiscal year.

EXECUTIVE COMPENSATION COMMITTEE

The company has an executive compensation committee, comprised of Mr. David L. Nelson (chair), Messrs. William K. Brehm, E. David Crockett, Richard H. Ruch, and Charles D. Ray, M.D. The executive compensation committee recommends to the Board of Directors the annual executive incentive plan, the grant of employee stock options, and the annual remuneration of the company's Chairman, Vice Chairman, and Chief Executive Officer, and acts as the administrative committee for the company's employee stock option plans. The committee met four times during the last fiscal year.

NOMINATING COMMITTEE

The company has a nominating committee comprised of Mr. J. Kermit Campbell (chair), and Messrs. David L. Nelson, C. William Pollard, and Richard H. Ruch. The nominating committee selects and presents to the board candidates for election to fill vacancies on the board. The nominating committee did not meet during the last fiscal year. The nominees for election at this year's annual meeting were approved by the full Board. The committee will consider nominees recommended by shareholders, provided recommendations are submitted in writing, on or before the 60th day preceding the date of the annual meeting, including a description of the proposed nominee's qualifications, his or her consent to serve as a director, as well as other required data on the nominee and the shareholder submitting the proposal, including relevant biographical data, to Mr. J. Kermit Campbell, at Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.

COMPENSATION OF BOARD MEMBERS AND NON-EMPLOYEE OFFICERS

The company pays directors' fees to non-employee directors at the rate of $32,500 per year and at one-half that rate to employee directors. No additional amounts are payable for service on committees of the board or for any other assignments that may be undertaken by a director as a director. During the past year, Mr. DePree received additional compensation equal to 25 percent of the base salary of the company's President and Chief Executive Officer in consideration of his agreement to devote 25 percent of his business time to the activities of the Board of Directors. Mr. Ruch, serving in his role as Vice Chairman of the Board of Directors, received additional compensation equal to 30 percent of the base salary of the President and Chief Executive Officer in consideration of his agreement to devote 30 percent of his business time to the activities of the Board of Directors. Pursuant to these agreements Messrs. DePree and Ruch received $114,650 and $131,455, respectively, in total compensation for their services as directors during the company's fiscal year ended May 28,1994.
     The company has in effect a stock option plan, approved and adopted by its shareholders, under which officers and directors who are not employees of the company or its subsidiaries are granted options to purchase shares of the company's common stock. This plan provides for the annual grant of options to each participant, effective the last business day of the company's third fiscal quarter, to acquire 1,500 shares of common stock at prices equal to the fair market value of the shares on the date of grant. Subject to certain exceptions, the options are not exercisable until 12 months after the date of grant and expire 10 years after the date of the grant. The option price is payable upon exercise in cash or, subject to certain limitations, in shares of the company's common stock already owned by the optionee, or a combination of Shares and cash. Options are not transferable by optionees, except by will or by the laws of descent and distribution, and may be exercised only while an optionee serves as a non-employee officer or director of the company or during various limited periods after death or retirement. In the event of stock splits, stock dividends, or similar transactions, the number of shares available for grant under the plan and the number of shares subject to options then outstanding are subject to corresponding adjustment.
    During fiscal 1994 each director and officer of the company who was not an employee was granted an option to purchase 1,500 shares of the company's common stock at $34.625, its fair market value on the date of grant. Under this plan, a total of 16,500 options were granted to all non-employee directors and officers as a group, and 32,501 options were exercised at an average exercise price of $31.73 per share during the past year.

COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION COMMITTEE REPORT
The company has long recognized the importance of a well-founded executive compensation program and the role it plays in achieving the company's short- and long-term objectives of promoting superior corporate performance, creating shareholder value, and maintaining fairness and relative equity in the compensation of and between its executives and all other employee-owners. The executive compensation committee of the Board of Directors, which is comprised of five non-employee directors, was established over 20 years ago to provide an ongoing review of the executive compensation program to assure that it is structured and administered to support the company's mission and strategy. The committee is responsible for recommendations to the full board for several aspects of executive compensation, including the annual remuneration of the company's Chief Executive Officer, which includes base salary, cash bonus, and equity-based awards. The committee also establishes for both the Chief Executive Officer and the company's other executive officers the performance objectives for the annual executive incentive plan which covers approximately 85 individuals. The company's Chief Executive Officer establishes the base salary of the company's other executive officers.

COMPENSATION PHILOSOPHY
The company's compensation philosophy, as formulated by the executive compensation committee and endorsed by the Board of Directors, is designed to engender and preserve a sense of fairness and equity among employees, shareholders, and customers. For example, the company has established a formula for determining maximum compensation which can be received by the Chief Executive Officer. This formula, which has been in effect since 1984, limits cash compensation (including salary and incentive bonus) to 20 times the average annual compensation earned by the company's regular full-time employee-owners.

The executive compensation program has been designed to:

. Link a material portion of annual compensation directly to operating performance.

. Promote achievement of long-term strategic goals and objectives.

. Align the interests of executives with the long-term interests of the shareholders.

. Attract, motivate, and retain executives of outstanding ability.
    EXECUTIVE STOCK OWNERSHIP GUIDELINES To further emphasize and reinforce the importance of linking shareholder and management interests, the Compensation Committee recommended, and at its meeting on July 13, 1994 the Board adopted, stock ownership guidelines for approximately 150 executives, including all officers. Under the guidelines, the CEO will be expected to own 120,000 shares of company stock, while other employees, depending upon their relative level of responsibility, will be expected to attain ownership levels of either 30,000, 10,000, or 3,000 shares. Management will have a period of ten years to increase their present holdings to achieve these ownership objectives. Executives are expected to make reasonable progress toward meeting the ownership guidelines over the ten-year period if their present ownership is below target levels.
    COMPENSATION ELEMENTS Presently, the executive compensation program consists of salary, annual cash incentives, long-term incentives in the form of stock options and restricted stock, and selected benefits typically offered to executives by major corporations.
    As described earlier in this proxy statement, the Board recommends that shareholders adopt the Herman Miller, Inc., Long-Term Incentive Plan and the Herman Miller, Inc., Key Executive Stock Purchase Assistance Plan. Both the plans support the company's objective of aligning management's interests with those of the shareholders. If adopted, both plans will be vehicles to assist management in attaining the share ownership guidelines established by the Board. The committee and the Board believe that these plans fit well into the company's overall compensation strategy.

        The company's compensation strategy is not limited to executive officers but is designed to create a sense of common purpose and interest among all employees. To that end, the company has adopted plans which align the interests of all its employees with the interests of its shareholders. Some of the plans designed to achieve this goal are:

 . All employees with over one year of service are shareholders of the company through participation in the Employee Ownership- Profit-Sharing Plan. All company contributions to the Plan are invested exclusively in the company's common stock, except to satisfy liquidity needs of the plan. On May 28, 1994, the Employee Ownership-Profit-Sharing Plan held 1,453,502 shares, or
   5.9 percent, of the company's outstanding common stock.

. Additional stock ownership is available to all employees with over one year of service through participation in the Employee Stock Purchase Plan. In fiscal 1994, 1,384 of the 4,973 eligible employees, or 27.8 percent, purchased 90,470 shares of the company's common stock through this plan. Since inception of the plan in 1977, employees have purchased a total of 1,835,914 shares.

. Retirement benefits are provided through a qualified and fully funded Defined
  Benefit Retirement Income Plan. (Plan assets consist primarily of listed common stocks, bonds, mutual funds, and corporate obligations.) On May 28, 1994, Plan assets included 327,672 shares, or 1.3 percent, of the company's outstanding common stock.

. Quarterly cash bonuses can be earned by all employees through the Earned
  Share Bonus Plan. This incentive compensation plan measures performance against a series of predetermined goals for product quality, customer service, net sales and net income growth, asset utilization, and implemented cost savings. For fiscal 1994 aggregate bonuses of $7.5 million, or 6.6 percent of compensation of eligible employees, was paid pursuant to this plan.
        In addition, a wide range of other benefits is provided to employees to ensure a competitive wage and benefit package is provided. A summary which further describes the above-mentioned compensation plans appears on pages 11-13.
COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION   The salaries of the company's
Chief Executive Officer and other executives are established on a performance-based evaluation system. Each executive officer's performance, excepting that of the Chief Executive Officer, is evaluated by his or her superior and reviewed by the executive compensation committee. This review considers the employee's overall performance relative to the achievement of corporate objectives as well as individual contributions and achievements. This same evaluation system is applied to the company's Chief Executive Officer by the committee.
        Annual cash incentive bonuses can be earned through the Executive Incentive Plan, which is designed to tie compensation to corporate performance. Currently, the plan consists of a four-part formula which weights consolidated net sales, net income, earnings per share, and net return on average total assets measured against the annual plan as approved by the Board of Directors. No bonus is paid if a minimum net income threshold is not met. Depending on their individual level of responsibility, an executive officer can earn up to 60 percent of his or her salary under this plan if all performance objectives are attained. An additional bonus can be earned when overperformance against the annual plan occurs. This additional bonus is limited to 20 percent of the individual officer's incentive bonus. For example, an executive officer with a 60 percent bonus potential could earn a maximum bonus of 72 percent of salary based on a bonus payout of 120 percent, (i.e., 60% x 1.20 = 72%), resulting from overperformance against the plan.
        In relating this pay-for-performance program to the results achieved by the company in the last three fiscal years, amounts paid under the Executive Incentive Program were 120.0 percent, 93.1 percent, and 0.0 percent of eligible bonuses for the fiscal years ended in 1994, 1993, and 1992, respectively.
        The executive compensation committee also authorizes the grant of stock options to employees of the company, including executive officers. As a guideline, the committee believes that the aggregate number of shares subject to options granted in any one year to all employees should not exceed 1 percent of the company's outstanding shares at the time of grant. In general, options are granted to employees based on their respective levels of responsibility within the company, as well as their past performance and potential to contribute to the future success of the company.
        As indicated earlier, the cash compensation including salary, Earned Share Bonus, and Executive Incentive Bonus of the company's Chief Executive Officer, J. Kermit Campbell, is limited by formula to 20 times the average annual compensation earned by the company's regular full-time employee-owners (currently $30,957). This imposes a cap on the CEO's cash compensation for 1994 of $619,140. Salary and bonus totaling $580,945 were earned in 1994 by Mr. Campbell and are shown in the Summary Compensation Table. Some additional notes regarding his pay are as follows:

. Base salary of $336,100 was established at the time Mr. Campbell joined the company as CEO in April of 1992. Mr. Campbell received no increase for fiscal 1994. His base salary has been increased 5 percent to $352,900 for fiscal 1995.

. Mr. Campbell's maximum bonus potential under the Executive Incentive Plan for fiscal 1995 is 72 percent (i.e., 60 percent plus an additional 20 percent of 60 percent) of his base salary. Mr. Campbell earned the maximum bonus potential during fiscal year 1994 which was $241,992, or 72 percent of salary as the overperformance against the four-part bonus formula resulted in a 120 percent bonus payout.

 . Mr. Campbell received options to purchase 12,000 shares of stock during fiscal 1994 at an exercise price of $26.875.

 . Mr. Campbell received an Incentive Share Grant totalling 75,000 shares during fiscal 1993 in connection with the initiation of his employment as president and Chief Executive Officer. The shares are subject to forfeiture provisions which lapse over a five- to six-year period depending on the company's performance under Mr. Campbell's leadership, as measured against annual objectives established by the Board of Directors. At May 28, 1994, 45,000 shares remained subject to forfeiture.
        It is the judgment of the Board of Directors that the share grant was in the best interests of the company and its shareholders. The meaningful ownership interest it provides to Mr. Campbell further aligns his interests with those of the company's shareholders. The grant and its five- to six-year vesting schedule also provide Mr. Campbell with an incentive to remain with the company for the long term.

David L. Nelson (Chair)         William K. Brehm
E. David Crockett               Charles D. Ray, M.D.
Richard H. Ruch

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Named Executives for each of the three fiscal years ended May 28, 1994; May 29, 1993; and May 30, 1992.


                                                                                      Long-Term Compensation Awards
Name and                                                               Other                        Securities
Principal Position                     Annual    Compensation         Annual       Restricted       Underlying      All Other
                             Year      Salary(1)    Bonus(2)     Compensation     Stock Awards($)   Options(#)      Compensation(3)
J. Kermit Campbell,          1994    $336,100      $244,845      $     0       $        0             12,000             $7,706
                             1993     336,100       190,597            0        1,275,000(5)          15,000              4,908
President and                1992      45,244             0            0                0                  0                  0
Chief Executive Officer(4)

Philip J. Mercorella,        1994     195,840       143,858            0                0              8,000              5,584
                             1993     192,000       110,094            0                0             10,000              5,032
Senior Vice President and    1992     192,000           847            0                0                  0              4,248
General Manager of Systems

Gary J. Tenharmsel,          1994     185,640       136,514            0                0              8,000              5,373
                             1993     182,000       104,507       28,939(6)             0             10,000              5,026
Senior Vice President for    1992     182,000           847            0                0                  0              3,967
North American Distribution
Alignment

Gary S. Miller,              1994     153,000       113,013             0               0              8,000              5,314
                             1993     150,000        86,630             0               0             10,000              4,700
Senior Vice President for    1992     150,000           847             0               0                  0              4,370
Design and Development

Robert A. Harvey,            1994     153,000       113,013             0               0              8,000              5,904
                             1993     150,000        86,630             0               0             10,000              5,055
Senior Vice President for    1992     150,000           847             0               0                  0              4,751
Business Development

(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the company's Earned Share Bonus Plan and Executive Incentive Plan.

(3) The amounts disclosed in this column include: (a) amounts contributed by the company to the company's Employee Ownership-Profit Sharing Plan, pursuant to which substantially all employees of the company participate; and (b) payments by the company in fiscal 1994 of premiums for term life insurance for the benefit of the Named Executives.

(4) Mr. Campbell began his employment with the company on April 13, 1992.

(5) The amount represents the value of 75,000 shares of the company's common stock (based on the closing price of the stock on the date of grant of $17.00 per share) granted to Mr. Campbell under the terms of an Incentive Share Grant Agreement, dated July 15, 1992. The shares are subject to forfeiture provisions which lapse as to the number of shares which become vested each year over a five-or six-year period. The minimum annual rate ofvesting is 10% of the total shares granted during the first five years following the date of grant, with the balance vesting at the end of the sixth year (fiscal 1998). The rate of vesting may be accelerated if certain corporate performance goals are achieved, which would permit full vesting not earlier than fiscal 1997. Dividends are payable on the restricted shares at the same rate as dividends on unrestricted shares of the company's common stock. At May 28, 1994, the value of the 75,000 restricted shares held by Mr. Campbell, based on the closing price of the company's common stock on that date ($24.875 per share) equalled $1,865,625.

(6) Includes $12,785 for reimbursement for spousal travel, as may be paid to other executive officers of the company, and a one time cost of living payment of $16,153 attributable to Mr. TenHarmsel's services outside of the United States.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on options granted to the Named Executives during the year ended May 28, 1994.














                                      Individual Grants
Name                         Options/Sars           Percentage of         Exercise or           Expiration            Grant Date
                                  Granted (#)(1)    Total Options         Base Price                  Date         Present Value(4)
                                                       Granted to         (per share)($)(3)
                                                     Employees in
                                                      Fiscal Year(2)
J. Kermit Campbell                 12,000                    4.8%             $26.875           07/19/03                $133,200
Philip J. Mercorella                8,000                    3.2%              26.875           07/19/03                  88,800
Gary J. Tenharmsel                  8,000                    3.2%              26.875           07/19/03                  88,800
Gary S. Miller                      8,000                    3.2%              26.875           07/19/03                  88,800
Robert A. Harvey                    8,000                    3.2%              26.875           07/19/03                  88,800

(1) Indicates number of shares that may be purchased pursuant to options granted under the company's 1985 Stock Option Plan. The options granted in fiscal 1994 (July 19, 1993 grant date) were made with respect to services rendered during fiscal 1993. In prior years, it has been the practice of the company to grant options to employees during the fiscal year with respect to which services were performed. In general, options may not be exercised in full or in part prior to the expiration of one year from the date of grant. The company did not grant any SARs in connection with the options granted in fiscal 1994.

(2) The company granted options on July 19, 1993, totalling 253,240 shares to eligible employees of the company and its subsidiaries.

(3) The exercise price equals the prevailing market price of the company's common stock on the date of grant. The exercise price may be paid in cash or, at least 500 shares are being acquired, by the delivery of previously owned shares, or a combination of cash and previously owned shares.

(4) The values reflect standard application of the Black-Scholes option pricing model based on: (a) expected stock price volatility of 0.315; (b) a risk free rate of return of 5.899%; (c) a cash dividend yield of 1.99%; and
    (d) an expected time of ten years to exercise. The actual value, if and, of the options granted is dependent upon the market values of the company's common stock subsequent to the date the options become exercisable.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1994 AND YEAR END OPTION VALUES
The following table provides information on the exercise of stock options during fiscal 1994 by the Named Executives and the number and value of unexercised options at May 28, 1994.

                                                                        Number of Unexercised           Value of Unexercised
                                                                       Options at May 28, 1994          In-the Money Options
                                                                                                         at May 28, 1994(2)
 Name                   Shares Acquired      Value Realized(1)     Exercisable     Unexercisable   Exercisable   Unexercisable
                            on Exercise
J. Kermit Campbell             0               $      0              15,000            12,000       $ 93,750          $ 0
Philip J. Mercorella       4,800                 63,600              75,750             8,000        253,500            0
Gary J. TenHarmsel        16,500                130,910              35,500             8,000        137,625            0
Gary S. Miller             3,750                 38,906              40,000             8,000        160,125            0
Robert A. Harvey           3,750                 41,381              54,500             8,000        208,875            0

(1) Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee to the company.
(2) Values are based on the difference between the closing price of the company's common stock on May 28, 1994 ($24.875) and the exercise prices of the options.

PENSION PLAN TABLE

The following table sets forth the estimated annual benefits payable upon normal retirement at age 65, on May 29, 1994, to persons in specified compensation and years of service classifications under the company's Retirement Income Plan and the company's Officers' Supplemental Retirement Income Plan ("Supplemental Plan"). Projected benefits are computed on a straight line annuity basis, and such benefits are in addition to any amounts which may be received under the Social Security Act. Amounts in excess of $118,800, as limited by Section 415 of the Internal Revenue Code, are payable under the Supplemental Plan to employees eligible or designated to participate in that plan. All of the Named Executives participate in the Supplemental Plan, except Mr. Miller.


Average Annual                                             Years of Benefit Service(1)
Compensation(l)                      10          15       20       25       30          35 and over
$150,000                          $ 37,500   $52,500   $ 67,500   $ 82,500   $ 97,500     $112,500
 200,000                            50,000    70,000     90,000    110,000    130,000      150,000
 250,000                            62,500    87,500    112,500    137,500    162,500      187,500
 300,000                            75,000   105,000    135,000    165,000    195,000      225,000
 350,000                            87,500   122,500    157,500    192,500    227,500      262,500
 400,000                           100,000   140,000    180,000    220,000    260,000      300,000
 450,000                           112,500   157,500    202,500    247,500    292,500      337,500
 500,000                           125,000   175,000    225,000    275,000    325,000      375,000
 550,000                           137,500   192,500    247,500    302,500    357,500      412,500
 600,000                           150,000   210,000    270,000    330,000    390,000      450,000
 650,000                           162,500   227,500    292,500    357,500    422,500      487,500

(1) Average annual compensation is determined under the Retirement Income Plan by the average of the five highest consecutive years of annual compensation (the amounts included under the columns "Salary" and "Bonus" in the Summary Compensation Table) during the last ten years of employment, subject to a maximum of $235,840 for fiscal 1994. Average annual compensation under the Supplemental Plan is not subject to a maximum. For employees designated as participants in the Supplemental Plan prior to January 21, 1986, average annual compensation is defined as the highest annual compensation out of the last three years of employment prior to retirement; for employees designated as participants after January 21, 1986, average annual compensation is determined in the same manner as under the Retirement Income Plan. The combined benefit under both the Retirement Income Plan and Supplemental Plan may not exceed a designated percentage of an officer's highest annual compensation, ranging from 50% if an employee retires at age 55, to 75% if the employee retires at or after age 65.
(2) The Named Executives have credited years of service and "average annual compensation" under the Retirement Income Plan and Supplemental Plan as follows: J. Kermit Campbell, 2 years - $553,821*; Philip J. Mercorella, 20 years - $247,589; Gary J. TenHarmsel, 25 years - $240,471; Gary S. Miller, 17 years - $171,023; and Robert A. Harvey, 15 years - $199,707.

* Average pension wages for fiscal years 1994 and 1993

OTHER ARRANGEMENTS

The company maintains a Salary Continuation Plan, which provides that an officer's base salary (as shown in the "Salary" column of the Summary Compensation Table) will be continued for twelve months after termination of the officer's employment. Under this plan, benefits terminate if the officer performs services for a competitor of the company, and benefits are offset for any noncompetitor payments for services. No benefits are payable under the plan if an officer dies, retires, voluntarily terminates employment, or is terminated for malfeasance.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the company's common stock with that of the cumulative total return of the Standard & Poor's 5oo Stock Index and the NASD Non-Finandal Index for the five year period ended May 28, 1994. The following information is based on an annual investment of $100, on June 3, 1989, in the company's common stock, the Standard & Poor's 500 Stock Index and the NASD Non-Financial Index, with dividends reinvested.

 TOTAL SHAREHOLDER RETURN HERMAN MILLER, INC.*


                                   [GRAPH]


                               1989   1990   1991   1992   1993   1994

NASD Non-Financial             $100   $111   $126   $142   $168   $171
S&P 500 Index                   100    116    130    143    160    166
Herman Miller, Inc.             100    100    101     98    135    131


*Assumes $100 invested on June 3, 1989. Total return assumes reinvestment of dividends


SUMMARY OF COMPENSATION PLANS

The following is an overview of several compensation plans which apply to a broad range of Herman Miller, Inc., employee-owners. It is intended to demonstrate the company's philosophy of compensation as it relates to all employee-owners.

ANNUAL INCENTIVE COMPENSATION PLANS

    EXECUTIVE INCENTIVE PLAN The company has an Executive Incentive Plan, which applied to 85 executives and management employees of the company during the fiscal year ended May 28, 1994. This plan is administered by the executive compensation committee of the Board of Directors, no members of which are eligible to participate. Participants in this plan receive cash bonuses based upon a four-part formula giving weight to consolidated net sales, net income, earnings per share, and net return on average total assets, measured against the annual plan as approved by the Board of Directors. No bonus is paid if a minimum net income threshold is not met. Bonuses paid under the Executive Incentive Plan during fiscal 1994 totaled $3.8 million.
    EARNED SHARE BONUS PLAN The company has in effect an Earned Share Bonus Plan, an incentive cash bonus program, covering all production, administrative, and service employees. This plan is administered by a committee consisting of elected representatives and appointed members. The elected representatives comprise a majority of the committee and include a broad cross section of all production, administrative, and service employees. The incentive cash bonus is based upon a quarterly comparison of actual performance to predetermined goals for product quality, customer service, net sales and net income growth, asset utilization, and implemented cost savings. Bonuses paid to executive officers are limited to the first $42,903 of annual compensation. Aggregate bonuses paid under this plan to all employees during fiscal 1994 totaled $7.5 million, or
6.6 percent of eligible compensation.

STOCK OWNERSHIP PLANS
    EMPLOYEE STOCK PURCHASE PLAN All active employees of the company and its participating subsidiaries, except certain part-time employees, are eligible to participate in the Stock Purchase Plan after completing one year of continuous employment as of the beginning of an Option Period. An Option Period begins on the first day of each fiscal quarter and ends on the last day of the fiscal quarter. No employee is entitled to purchase shares of common stock under the Plan if he or she is or would be, after the purchase, the holder of 5 percent or more of the total voting power of the company. On May 28, 1994, 4,973 employees were eligible to participate in the plan, of which 1,384 were participants. During the past fiscal year, employees purchased 90,470 shares of the company's common stock.
    EMPLOYEE STOCK OPTION PLANS The company's 1985 Employee Stock Option
Plan, as amended, provides for the issuance of an aggregate of up to 1,750,000 shares of the company's common stock. On May 28, 1994, options to purchase a total of 1,906,490 shares had been granted under this plan. A total of 552,260 shares had been purchased pursuant to the exercise of options, options for 423,510 shares had terminated, 223 employees (including the 10 present executive officers) held outstanding options to purchase 930,720 shares, and 267,020 shares remained available for future option grants. In addition, there were outstanding options to purchase 65,955 shares issued under the 1981 Employee Stock Option Plan. This plan has expired and no options were granted under this plan during the past fiscal year.
    EMPLOYEE OWNERSHIP--PROFIT-SHARING PLAN The company's Employee Ownership--Profit-Sharing Plan and Trust is designed as a qualified plan under both Section 401 and Section 409 of the Internal Revenue Code. The plan covers all employees of the company who have completed one year of service (3,996 persons as of August 8, 1994). Unless otherwise directed by the company's Board of Directors, the plan provides that the company's contribution will be sufficient to permit credits to employee accounts under the plan, increasing in relation to the employee's length of service, with the most recently hired employees credited as if the company had contributed 4 percent of net earnings of Herman Miller, Inc., (before income taxes and before contribution to the plan) for the year ("Net Earnings") and the longest term employees credited as if the company had contributed 6 percent of Net Earnings. Funds contributed by the company are credited to the account of each participating employee in the various participation groups in proportion to the first $200,000 of his or her annual compensation. Company contributions are invested exclusively in the company's common stock except to satisfy liquidity needs of the plan. Employee contributions pursuant to Section 401(k) of the Internal Revenue Code may be invested, as elected by the employee, in the common stock of the company or one or more of three pooled investment funds or in a guaranteed investment fund.

RETIREMENT PLANS
    RETIREMENT INCOME PLAN All full-time and qualified part-time employees of the company (4,225 persons as of August 8, 1994) are covered by a trusteed pension plan, designed as a qualified non-contributory plan under Section 401 of the Internal Revenue Code, which provides for annual pensions following retirement of a fixed amount based on average earnings for the highest 5 consecutive years out of the last 10 years prior to retirement and on years of service with the company. Under the plan, the monthly benefit at normal retirement (age 65) is 1.3 percent of such average monthly earnings multiplied by the employee's years of benefit service (not to exceed 40 years for employees hired after 1981) plus .55 percent of average monthly earnings in excess of "covered compensation" multiplied by years of benefit service (not to exceed 35 years). Covered compensation is the monthly average of the Social Security taxable wage base in effect over the 35-year period. Benefits become vested upon a participant's fifth year of service and are payable beginning at early retirement (age 55) or upon a participant's death or disability.
    SEVERANCE COMPENSATION PLAN (SILVER PARACHUTE) The company maintains a severance compensation plan to provide benefits to employees following a hostile change in control of the company. A hostile change in control is deemed to occur if a person or entity who owns 10 percent or more of the outstanding voting stock of the company, and who possesses the power to direct the management and policies of the company, commits a hostile act, as defined in the plan. All full-time and part-time employees who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the company are participants in the plan. A severance benefit is payable under the plan if a participant's employment with the company terminates, voluntarily or involuntarily, within two years after a hostile change in control for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location, and involuntary termination of employment for reasons other than just cause. For participants who have completed two but less than five years of employment, the benefit is equal to the employee's annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two-and-one half times the employee's annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee's wages, salary, bonuses, and other incentive compensation. Benefits are payable in a cash lump sum not more than 10 days after termination of employment.

PROPOSAL TO APPROVE THE HERMAN MILLER, INC., 1994 LONG-TERM INCENTIVE PLAN

On July 13, 1994, the Board of Directors adopted the Herman Miller, Inc., Long-Term Incentive Plan (the "Plan"), subject to approval by the company's shareholders. If approved, the Plan will succeed the company's 1985 Employee Stock Option Plan which expires next year. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

PURPOSE
The purpose of the Plan is to promote the long-term success of the company for the benefit of its shareholders through stock-based compensation, by further aligning the personal interests of the company's key employees with those of its shareholders. The Plan is designed to allow selected key employees of the company and certain of its subsidiaries to participate financially in the company's future, as well as to enable the company to attract, retain, and reward such employees.

ADMINISTRATION
The Plan will be administered by the Executive Compensation Committee of the Board of Directors (the "committee"). The committee is composed of five directors, each of whom is not an employee of the company. Each member of the committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the committee is eligible to participate in the Plan. Subject to the company's Articles of Incorporation, Bylaws, and the provisions of the Plan, the committee has the authority to select key employees to whom Awards may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions, and vesting requirements.
   The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as Stock Options, including Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Reload Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, and other Stock-Based Awards. The term of the Plan is ten (10) years; no Awards may be granted under the Plan after October 5, 2004.

TYPES OF AWARDS
The following types of Awards may be granted under the Plan.
    An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include Incentive Stock Options, as defined in Section 422 of the Code, as well as Nonqualified Stock Options. The exercise price included in both Incentive Stock Options and Nonqualified Stock Options must equal at least 100 percent of the fair market value of the stock at the date of the grant. Awards of certain Options also may include Reload Options. A Reload Option is an Option to purchase shares equal to the number of shares of Common Stock delivered in payment of the exercise price (including, in the discretion of the committee, the number of shares tendered to the company to satisfy any withholding tax liability arising upon exercise) and is deemed to be granted upon such delivery without further action by the committee. A Reload Option is subject to the same terms of the original option, including the term thereof; however, the exercise price of the Reload Option must equal the fair market value of the company's Common Stock on the date of grant of the Reload Option.
    A "Stock Appreciation Right" is an Award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the Stock Appreciation Right and the prevailing market price of the company's Common Stock at the time of exercise. Stock Appreciation Rights may be granted only in tandem with Options.
    "Restricted Stock" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of that grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the committee.

    "Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.
    An "Other Stock-Based Award" is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

SHARES SUBJECT TO PLAN
One million two hundred fifty thousand (1,250,000) shares of Common Stock, $.20 par value, are proposed to be set aside for use under the Plan. The shares to be offered under the Plan will be authorized and unissued shares, including shares reacquired by the company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercising Options may be reissued under the Plan. The Plan prohibits the award of more than 10 percent of Plan shares to any one employee.

TERMINATION OR AMENDMENT OF THE PLAN
The Board may at any time amend, discontinue, or terminate this Plan or any part thereof; however, unless otherwise required by law, after shareholder approval, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the Option price of any Option to less than 100 percent of the fair market value on the date of grant, or otherwise materially increase the benefits to participants in the Plan.

ELIGIBILITY
Key employees of the company and its designated subsidiaries are eligible to be granted Awards under the Plan. Eligibility is determined by the committee. At present, no employees have been granted Awards or are otherwise participating in the Plan. It is not possible to predict the number or identity of future participants or, except as set forth in the Plan, to describe the restrictions that may be included in Award agreements. Information covering options granted by the company under the 1985 Employee Stock Option Plan is set forth on page 12 of this Proxy Statement.

PARTICIPATION AND ASSIGNABILITY
No Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrances. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the company or any subsidiary.

FEDERAL TAX CONSEQUENCES
The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.
    OPTIONS Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For Nonqualified Stock Options the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to Incentive Stock Options, participants will not realize income for Federal Income tax purposes as a result of the exercise of such Options. In addition, if Common Stock acquired as a result of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a "disqualifying disposition."
    If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.
    RELOAD STOCK OPTIONS Participants will recognize no income on the grant of any Reload Option. On exercise of a reload option, the tax consequences to the participant and the company are the same as that for a Nonqualified Stock Option.
    STOCK APPRECIATION RIGHTS Upon the grant of a Stock Appreciation Right, the participant will realize no taxable income and the company will receive no deduction. A participant will realize income at the time of exercise if the Award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the Award. The company will receive a deduction of an equal amount in the same year the participant recognizes income.
    RESTRICTED STOCK Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.
    PERFORMANCE SHARES Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the company will be entitled to a corresponding deduction. The participant's basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

REQUIRED VOTE FOR APPROVAL
The affirmative vote of a majority of the company's Common Stock voted at the annual meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, Shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan. The Board of Directors recommends a vote FOR the approval of the proposed Plan.

PROPOSAL TO APPROVE THE HERMAN MILLER, INC.,
1994 NONEMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

On July 13, 1994, the Board of Directors also adopted the Herman Miller, Inc., 1994 Nonemployee Officer and Director Stock Option Plan (the "Plan"), subject to approval by the company's shareholders. If approved, the Plan will succeed the company's 1985 Nonemployee Officer and Director Stock Option Plan which expires next year. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix B to this Proxy Statement.

PURPOSE

The Plan is intended to encourage stock ownership by nonemployee officers and directors of the company and to provide those individuals with additional incentive to manage the company effectively and to contribute to its success. The Plan also is intended to provide a form of compensation that will attract and retain highly qualified individuals as nonemployee officers and members of the Board of Directors of the company.

ANNUAL GRANT OF OPTIONS TO ACQUIRE COMMON STOCK
The Plan provides that all persons who are officers or directors of the company, but are neither contractual nor common law employees of the company, will be granted an option, as of the last day of the third quarter of each fiscal year of the company, providing for the purchase of 1,500 shares of the company's Common Stock. Because the final grant of options under the 1985 Nonemployee Officer and Director Plan will occur as of the last day of this year's third fiscal quarter, the initial grant under this Plan will not occur until the last day of the third fiscal quarter ending in 1996. The Plan is intended to qualify as a "formula" plan under Section 16(b) of the Securities and Exchange Act of1934, as amended.
   There are currently 11 persons who are eligible to participate in the Plan. Based on the current number of nonemployee directors and officers, options providing for the purchase of an aggregate of 16,500 shares of Common Stock would be granted to such persons under the Plan each year. The Plan precludes any one participant from receiving options covering more than a total of 15 percent of the Common Stock reserved for issuance under the Plan.
   The term of each option granted under the Plan is 10 years from the date of grant. The option price for each option must equal 100 percent of the fair market value of the company's Common Stock on the date the option is granted. in general, no option may be exercisable in whole or in part prior to the first anniversary of the date of grant of the option. In consideration of the grant of an option, optionees are required to agree to continue to serve as an officer or director of the company, as the case may be, for the lesser of at least 12 months from the date the option is granted or the remainder of the optionee's term as an officer or director of the company. Notwithstanding this requirement, nothing contained in the Plan or any agreement to be executed pursuant to the Plan will obligate the company, its Board of Directors, or its shareholders to retain an optionee as an officer or director of the company.

ADMINISTRATION
The Plan is administered by a committee of not less than three persons, which is to consist of the company's Chief Executive Officer and two or more persons appointed by the Chief Executive Officer (the "committee"). The committee's authority is limited to interpreting the provisions of the Plan and supervising its administration, including the power to adopt procedures and regulations for administrative purposes.

SHARES SUBJECT TO PLAN
One hundred thousand (100,000) shares of Common Stock, $.20 par value, are proposed to be set aside for use under the Plan. The shares of Common Stock that may be delivered under the Plan pursuant to the exercise of options will consist of authorized and unissued shares, which may, subject to certain conditions, include shares reacquired by the company. The Plan provides for an equitable adjustment in the number, kind, or price of shares of Common Stock covered by options in the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares of the company through stock dividends or similar changes.

TERMINATION OR AMENDMENT OF THE PLAN
The Board of Directors of the company may amend or terminate the Plan with respect to shares not subject to option at the time of amendment or termination. The Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares that may be issued under the Plan, increase the maximum number of shares that may be optioned to any one nonemployee officer or director, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, remove the administration of the Plan from the committee, or permit the granting of options under the Plan after October 5, 2004. In addition, the provisions of the Plan governing the class of persons entitled to participate in the Plan, the amount of shares subject to each grant, the option price, and the timing of grant of options, may not be made more than once every six months, except to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"). Unless earlier terminated by the Board of Directors, the Plan will expire on October 5, 2004.

TRANSFERABILITY OF OPTIONS AND COMMON STOCK
Options granted under the terms of the Plan may be transferred only by will or according to the laws of descent and distribution. Options may be exercised only by an optionee during his or her lifetime. The company may impose such restrictions on shares acquired pursuant to the exercise of an option as it deems advisable, including without limitation, restrictions under federal and state securities laws.

FEDERAL TAX CONSEQUENCES
The following summarizes the consequences of the grant and exercise of options under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, State and local income tax consequences are not discussed, and may vary from locality to locality.
    Optionees will not recognize taxable income at the time an option is granted under the Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. Because options will not qualify as incentive stock options under the Code, the difference between the fair market value of the shares at the time an option is exercised and the option exercise price generally will be treated as ordinary income to the optionee. The company is entitled to a corresponding deduction equal to the amount of an optionee's ordinary income.
    Tax consequences to an optionee will arise again at the time the shares of Common Stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain and loss, and will equal the difference between the amount realized in the sale and the tax basis and the shares of Common Stock. The tax basis will generally equal the cost of the shares (the option exercise price paid) plus any income recognized upon exercise of the option.

REQUIRED VOTE FOR APPROVAL

The affirmative vote of a majority of the company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan. The Board of Directors recommends a vote FOR the approval of the proposed Plan.

PROPOSAL TO APPROVE THE HERMAN MILLER, INC.,
1994 KEY EXECUTIVE STOCK PURCHASE ASSISTANCE PLAN

On July 13, 1994, the Board of Directors adopted the Herman Miller, Inc. 1994 Key Executive Stock Purchase Assistance Plan (the "Plan"), subject to approval by the company's shareholders. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix C to this Proxy Statement.

PURPOSE

The purpose of the Plan is to promote the long-term interests of the company and its shareholders by further encouraging and assisting its officers and key executives to make a meaningful investment in its Common Stock, with the intention of further aligning their interests and views as shareholders with other shareholders of the company. The Board believes that a meaningful level of stock ownership will provide these employees with an additional incentive to use their best efforts to increase the value of the company. The Board also believes that the Plan will enhance the company's ability to recruit and retain persons who have special competence to contribute to the company's success.

ADMINISTRATION

The Plan must be administered by a committee of three or more members of the Board of Directors (the "committee"). Each member of the committee is required to be a "disinterested person," within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, as well as an "outside director," within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board's Executive Compensation Committee will serve as the Plan's committee. Subject to the terms of the Plan, the committee is authorized to determine eligibility for loans, the amount of each loan, and the terms and conditions of repayment. The committee also has the authority to interpret the Plan and to establish rules and regulations for purposes of administering the Plan.

ELIGIBILITY

Only officers and key executives of the company and certain subsidiaries who, in the judgment of the committee, are or will be in a position to contribute significantly to the long-term growth and success of the company, are eligible to receive loans under the Plan. At present, 16 key executives have been offered loans under the Plan. Conditioned upon shareholder approval of the Plan and the extension of Plan loans, these loans will enable the executives to purchase up to 185,000 shares of the company's Common Stock within 15 business days after the plan is approved by shareholders. If the plan is not approved by the company's shareholders, these agreements will be void and of no effect.

PLAN LOANS

    GENERAL TERMS The Plan authorizes the committee to extend company loans to selected officers and key executives of the company and certain subsidiaries for the purpose of acquiring company stock, including the exercise of employee stock options. The Plan also authorizes loans to fund the payment of taxes incurred in connection with the grant of company stock or the exercise of stock options as well as to refinance loans incurred to purchase company stock.

        The committee is authorized to establish the terms of each loan offered to key executives under the Plan, provided that no loan may exceed the fair market value of the shares of Common Stock purchased with the loan proceeds. All loans will be full recourse loans. Each loan must be evidenced by a promissory note from the key executive, must be secured by all or a portion of the shares purchased with the loan proceeds, and must bear a rate of interest equal to the lowest prevailing rate of interest that would avoid imputed interest under Section 7872 of the Code. The payment of interest is required to be made annually, beginning with the first day of September following the date of the loan. All loans must be repaid in full on or before the fifth anniversary of the initial interest payment date, subject to the authority of the committee to extend the time for repayment. The Plan requires the immediate payment of a loan upon a key executive's termination of employment with the company or his or her default in payment of any loan under the Plan.

        The transfer of shares of company stock acquired with the proceeds of a loan under the Plan will be subject to restrictions on transfer and assignability during the period of the loan and for an additional five years after the loan has been paid. The committee is authorized to waive these transfer restrictions after the maturity of the loan to permit the executive to sell or pledge those shares to finance the repayment of the loan, or in other situations where the committee determines that the justification for the waiver is not inconsistent with the purpose of the Plan.

        LOAN LIMITS The Plan establishes limits on the aggregate amount of loans that may be made to all participants in the Plan, as well as on the amount of loans that can be made to any one executive. No loans may be made under the Plan if the aggregate principal amount of all outstanding loans under the Plan would exceed 2% of the company's consolidated assets, subject to the Board's authority to increase this amount if the number of key executives eligible to receive loans under the Plan is increased. Also, unless otherwise determined by the committee, the aggregate principal amount of all loans to an employee may not exceed 300% of the average of his or her annual cash compensation for the past three years.

    REPAYMENT OF LOANS THROUGH PERFORMANCE The Plan provides that a portion of the principal amount of a loan and accrued interest may be repaid by means of the attainment of certain predetermined, personal or corporate performance objectives established by the committee. The Plan authorizes the committee to establish, as of the beginning of each fiscal year, corporate or personal performance goals for each key executive to whom a loan has been made. During the original term of a loan, as established by the committee, a key executive may earn the repayment of up to 50% of the principal amount of a loan and accrued interest if the established objectives are attained as of the end of each fiscal year during the term of the loan.
    If a loan is not paid in full at the end of the original term of the loan, the Plan authorizes the committee to (a) extend the maturity of the loan, (b) require the payment of the loan and direct the sale of shares pledged as collateral in an amount sufficient to pay the unpaid principal and interest, as well as the estimated amount of taxes incurred by the employee by reason of the sale, (c) require the payment of the loan and waive the restrictions on transfer to permit the employee to pledge the shares as collateral as may be required by a lender to finance the repayment of the loan, or (d) a combination of the foregoing. If a loan is extended by the committee for a period of three years, the committee may permit a key executive to earn up to 30% of the original principal amount of the loan plus accrued interest during the period of extension by means of the satisfaction of personal or corporate performance goals. If the time for repayment of a loan is extended in this manner, the time for repayment may not be extended further. If a loan is extended by the committee for a period of more than three years, the executive may not earn any additional repayment of loan.

    Under the terms of the Plan, if a key executive earns a repayment of a loan through performance after the prepayment of all or part of a loan, and the amount of the earned repayment (excluding the earned payment of interest) exceeds the unpaid principal amount of the loan at that time, the amount of the excess will be paid by the company as an earned cash bonus. No cash bonus may be paid with respect to interest which otherwise would have accrued on the prepaid principal of a loan.
    The Plan authorizes the Board, upon recommendation from the committee, to forgive: (1) all the principal and accrued interest on any outstanding loan to key executives upon a change of control of the company, and (2) up to 50% of the principal amount of a loan and all accrued interest upon the death or disability of a key executive. The Plan also authorizes the payment of compensation for any additional federal, state, or local taxes incurred as result of: (1) an earned loan repayment, any forgiveness, or earned cash bonus; and (2) the receipt of compensation to pay taxes on such loan repayment, forgiveness, or earned cash bonus to fully compensate the employee on an after-tax basis. In determining whether an employee is compensated on an after tax basis, the committee is required to take into account the economic benefit and tax effect of cash or other dividends on the stock acquired with the loan proceeds as well as interest payment deductions.

TERMINATION OR AMENDMENT OF THE PLAN

The Board may amend, discontinue, or terminate the Plan at any time; however, no amendment, discontinuance or termination may alter or otherwise affect the terms and conditions of any outstanding loan without the written consent of the key executive. In addition, without the prior approval of the shareholders of the company, no amendment may change the purpose of the Plan or the purposes for which loans may be extended to key employees, materially increase the aggregate loan limits, or change the definition of "Key Executives" for purposes of expanding materially the eligibility of employees to receive loans under the Plan.

FEDERAL TAX CONSEQUENCES

The following summarizes the consequences of the extension and repayment of loans under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed, and may vary from locality to locality.
    Based on the terms and conditions of the loans that may be made under the Plan, key executives will not recognize any compensation upon the extension of a loan. In the event a key executive earns the repayment of the principal or interest portion of any loan under the Plan, or if any principal or interest is forgiven, the amount of the earned repayment or forgiveness will be recognized as ordinary income to the key executive. Any additional cash compensation paid under the Plan by the company will also be recognized as ordinary income. The company will be entitled to a corresponding deduction in the year in which the key executive recognizes any ordinary income under the Plan.

REQUIRED VOTE FOR APPROVAL

The affirmative vote of a majority of the company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. Broker nonvotes and abstentions will not be counted as votes cast on this proposal. Since a majority of the votes cast is required for approval, any negative votes will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan. The Board of Directors recommends a vote FOR the approval of the proposed Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Arthur Andersen & Co. as independent public accountants for the company for the fiscal year ending June 3, 1995. Representatives of Arthur Andersen & Co. will be present at the annual meeting of shareholders and available to respond to appropriate questions. The Arthur Andersen & Co. representatives will have the opportunity to make a statement if they so desire.
    Although the submission of this matter for approval by shareholders is not legally required, the Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of the shareholders. If the shareholders do not approve the selection of Arthur Andersen & Co., the selection of such firm as independent public accountants for the company will be reconsidered by the Board of Directors.

    The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen & Co. as the company's independent public accountants.

SHAREHOLDER PROPOSALS--1995 ANNUAL MEETING

Any shareholder proposal intended to be presented at the next annual meeting of the company must be received by the company at 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302 not later than April 24, 1995, if the shareholder wishes the proposal to be included in the company proxy materials relating to the meeting.
In addition, the company's bylaws contain certain notice and procedural requirements applicable to director nominations and shareholder proposals, irrespective of whether the proposal is to be included in the company's proxy materials. A copy of the company's bylaws has been filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the company.

MISCELLANEOUS

        Pursuant to Section 16 of the Securities Exchange Act of 1934, the company's directors and executive officers, as well as any person holding more than 10 percent of the company's Common Stock are required to report initial statements of ownership of the company's stock and changes in ownership of those securities to the Securities and Exchange Commission. To the company's knowledge, all the required reports were filed by such persons during the fiscal year ended May 28, 1994, except that one report of change in ownership, covering one transaction, was filed late by Mr. Hansjorg Broser, an executive officer of the company.
        If any matters, other than the matters set forth herein, properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares thereby represented in accordance with their judgment.
        The company has engaged Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072 for solicitation of proxies for the 1994 Annual Meeting. The cost of the solicitation of proxies, estimated to be approximately $4,500, will be borne by the company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by a few regular employees of the company without additional compensation. The company may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.
        The annual report of the company for the fiscal year ended May 28, 1994, including financial statements, is being mailed to shareholders with this proxy statement. Shareholders are urged to date and sign the enclosed proxy and return it promptly to the company in the enclosed envelope.
        On May, 13, 1994, the company engaged First Chicago Trust Company of New York to act in the capacity of stock transfer agent, registrar, and dividend paying agent replacing NBD Bank N.A., who has since exited from the business.

Questions related to your holdings can be directed as follows:

        First Chicago Trust Company of New York
        PO Box 2500
        Jersey City, NJ 07303-2500
        Phone: 1 800 446 2617

        By Order of the Board of Directors
        James N. De Boer, Jr., Secretary of the Board
        August 22,1994

APPENDIX A

HERMAN MILLER, INC., LONG-TERM INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 ESTABLISHMENT OF THE PLAN. Herman Miller, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Herman Miller, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its subsidiaries. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1994 Annual Meeting of Shareholders, the Plan shall become effective as of October 6, 1994 (the "Effective Date").

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the long-term success for the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees.

     1.3 TERM OF THE PLAN. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

ARTICLE 2

DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings set forth below:

     2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.4  "Board" shall mean the Board of Directors of the Company.

     2.5  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

     2.7 "Common Stock" shall mean the Coommon Stock, $.20 par value per share, of the Company.

     2.8 "Disability" shall mean permant and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.9 "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission.

     2.10 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.11 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.12 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

     2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

     2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a participant pursuant to an Option, as determined by the Committee.

     2.16 "Other Stock-Basked Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.17 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.18 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.19 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

     2.20 "Retirement" shall mean that termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

     2.21 "Restricted Stock" shall mean an Award granted to a participant under Article 8 of this Plan.

     2.22 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a participant under Article 7 of this Plan.

     2.23 "Subsidiary" shall mean any corporation in which the Company owns diretly, or indiretly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.24 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another subsidiary.

ARTICLE 3

ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Disinterested Person.

     3.2 COMMITTEE AUTHORITY.  Subject to the Company's Articles

                                                               Appendix A    21
of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

 (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

 (b)  To determine whether and to what extent Options, Stock
      Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the plan;

 (c) To determine the number of shares of Common Stock to be covered by each Award;

 (d) To determine the terms and conditions of any Award Agreement, including but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions of waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

 (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

 (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

 (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.


ARTICLE 4
        COMMON STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 1,250,000 shares, which may be either unauthorized and unissued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Exchange Act and such interpretations thereof. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or cancelled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares.

ARTICLE 5
        ELIGIBILITY

        The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

ARTICLE 6
        STOCK OPTIONS

        6.1 OPTIONS. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

        6.2 GRANTS. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

        6.3 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after Janaury 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

        6.4 TERMS OF OPTIONS. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

 (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

 (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one


22   APPENDIX A
        hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.
(c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.
(d) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.
(e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares.
        If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in
        Section 14.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.
(f) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options shall be exercisable, during the Participant's lifetime, only by such Participant.
(g)     Termination of Employment for Reasons other than Retirement,
        Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise.
        Whether an authorized leave of absence or absence because of military or governmental serivce shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.
(h) Termination of Employment for Retirement or Disability. Upon Termination of Employment by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of five (5) years following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.
(i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within five (5) years after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 6.4(h), at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.
(j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Section 6.4(g), (h) or
        (i) is applicable shall terminate upon expiration of such exercise period.
(k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Resricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

        6.5 RELOAD OPTIONS. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions






                                                      Appendix A         23
of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time ofexercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

ARTICLE 7

        STOCK APPRECIATION RIGHTS

        7.1 GRANT OF SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 7.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

        7.2 PAYMENT OF SAR AMOUNT. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

        7.3 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified period(s) as may be required to satisfy the requirements of Rule 16b-3, any successor rule), under the Exchange Act. Without limiting the foregoing, the Committee may determine that a SAR may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the publication of the Company's quarterly and annual summary financial information.

        7.4 NONTRANSFERABILITY. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant's lifetime, only by such Participant.

ARTICLE 8

        RESTRICTED STOCK

        8.1 AWARDS OF RESTRICTED STOCK. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Retricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        8.2 AWARDS AND CERTIFICATES. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.
(b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form: "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Herman Miller, Inc. Long-Term incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated _________. Copies of such Plan and Agreement are on file in the offices of the Company, 855 East Main Avenue, Zeeland, Michigan 49464."
(c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common
        Stock covered by such Award.

        8.3 RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.
(b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of




24       Appendix A

     Restricted Stock with respect to which they were paid.

(c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

ARTICLE 9

        PERFORMANCE SHARES

     9.1 AWARD OF PERFORMANCE SHARES. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2  TERMS AND CONDITIONS.  Performance Shares awarded pursuant to this
Article 9 shall be subject to the following terms and conditions:

(a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

(c) Termination of Employment. Subject to the provisions of the Award
    Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

(d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 10

        OTHER STOCK-BASED AWARDS

     10.1 OTHER AWARDS. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, Restricted
Stock or Performance Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each participant and such Awards to individual Participants need not be the same in subsequent years.

     10.2 TERMS AND CONDITIONS. Other Stock-Based Awards made pursuant to this Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

(a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
    Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

(e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

ARTICLE 11

        TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 13.1); (ii) change the definition of employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(c) of the Plan; or (v) otherwise materially increase the benefits accruing to Participants under the Plan. The Committee may amend the terms of any Award theretofore granted,

                                                             Appendix A   25
prospectively or retroactively, but, subject to Section 13.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 12
        UNFUNDED PLAN

        This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant anyrights that are greater than those of a general creditor of the Company.

ARTICLE 13
        ADJUSTMENT PROVISIONS

        13.1 ANTIDILUTION. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

        13.2 CHANGE IN CONTROL. Notwithstanding Section 13.1, upon dissolution of liquidation of the Company, or upon upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

        13.3  ADJUSTMENTS BY COMMITTEE.  Any adjustments pursuant to this
Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 14
        GENERAL PROVISIONS

        14.1 LEGEND. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        14.2 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

        14.3 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined. If a Participant is an Insider, his or her election to pay the withholding tax obligation by either of the latter two means of payment shall be irrevocable, may be disapproved by the Committee, and must be made either six months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date, provided that no such election may be made within six months of an Award Date.

        14.4 NO ASSIGNMENT OF BENEFITS. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        14.5 GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

        14.6 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

        14.7 RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.


26   Appendix A

APPENDIX B

HERMAN MILLER, INC., 1994 NONEMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN

     1. NAME AND PURPOSE. This plan shall be called the Herman Miller, Inc. Nonemployee Officer and Director Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by nonemployee officers and directors of Herman Miller, Inc. (the "Company"), to provide them with an additional incentive to manage the Company effectively and to contribute to its success, and to provide a form of compensation which will attract and retain highly qualified individuals as nonemployee officers and members of the Board of Directors of the Company.

     2. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan shall become effective upon its approval by the shareholders of the Company. Options may not be granted under the Plan after October 5, 2004; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

     3. ADMINISTRATION. The Plan shall be administered by a committee of not less than three persons (the "Committee"), consisting of the Chief Executive Officer of the Company and two or more persons appointed by the Chief Executive Officer, who are either officers of the Company or members of the Company's Board of Directors, none of whom is eligible to participate in the Plan. The Chief Executive Officer of the Company may from time to time remove members from, add members to, and fill vacancies on the Committee.

     The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted pursuant to the Plan shall be final and binding upon the Company, the Board of Directors of the Company and any optionee. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

     4. PARTICIPATION. Subject to the limitations contained in this Section 4, officers and directors of the Company, who are neither contractual nor common law employees of the Company or any of its subsidiaries, shall be granted options to purchase shares of the Company's common stock in accordance with the provisions of Section 6 of the Plan and consistent with the terms and conditions of the Plan. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. Subject to adjustments consistent with the provisions of Subsection 6(i), no one nonemployee officer or director may be granted options covering more than a total of fifteen percent (15%) of the common stock originally reserved for issuance under the Plan, as defined in Section 5, plus such increases therein as may from time to time be approved by the Company's shareholders.

     5. STOCK AVAILABLE FOR OPTIONS. Subject to the adjustments as provided in subsection 6(i), the aggregate number of shares reserved for purposes of the Plan shall be 100,000 shares of the Company's common stock, par value $.20 per share, either authorized and unissued shares or issued shares reacquired by the Company (the "Shares"). Determinations as to the number of Shares that remain availiable for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and such interpretations thereof. If any outstanding option under the Plan expires or is terminated for any reason before October 6, 2004, the shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan.
No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 6(e) or in full or partial payment of any withholding tax liability permitted under Section 9 shall become available for the grant of other options under the Plan.

     6. DATE OF GRANT, TERMS AND CONDITIONS OF OPTIONS OF THE PLAN. Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

(a) Optionee's Agreement. Each optionee shall agree to continue to serve as an officer or director of the Company, as the case may be, for the lesser of at least twelve (12) months from the date of the grant of the option or for the remainder of such optionee's term as an officer or director of the Company. Such agreement shall not impose upon the Company, its Board of Directors, or its shareholders any obligation to retain the optionee as an officer or director for any period.

(b) Effective Grant Date of Options. Beginning with the third fiscal quarter ending in 1996, options shall be granted on the last day of the third quarter of each of the Company's fiscal years during the term of this Plan, to each person entitled to participate in the Plan under Section 4.

(c) Number of Shares and Term of Options. Each option shall provide for the purchase of one thousand five hundred (1,500) shares of the common stock of the Company. The term of each option shall be for a period of ten (10) years from the date of grant of the option.

(d) Option Price. The exercise price of each option shall equal to one hundred percent (100%) of the Fair Market Value of the shares of common stock on the date of the grant of the option. If the shares are traded in the over-the-counter market, the Fair Market Value per share shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System (NASDAQ") on the day the option is granted or if no sale of shares is reflected in NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected in NASDAQ. If the shares are not traded in the over-the-counter market but are listed upon an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the shares on such stock exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares.

(e) Medium of Payment.  The option price shall be payable to the Company either
    (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company or (ii) through the delivery of shares of the Company's common stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least 100 share of common stock, or (iii) by a combination of (i) and (ii) above. Fair Market Value will be determined in




                                                                 Appendix B   27
      the manner specified in Subsection 6(d) except as to the date of determination.

 (f) Exercise of Options. Except as provided in Subsection 6(i) no option shall be exercisable, either in whole or in part, prior to the first anniversary of the date of grant of the option. Thereafter, an option shall be exercisable at any time or from time to time during the term of the option, upon written notice to the Company, as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or the provisions of the Plan. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares. The purchase price of the shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares.

 (g) Options not Transferable. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Subsection 6(h). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Subsection 6(h).

 (h)  Termination of Service as Nonemployee Officer or Director.

      (i) Termination of Service for any Reason Other than Death. In the event an optionee shall cease to serve the Company as a nonemployee officer or director for any reason other than such optionee's death, each option held by such optionee shall remain exercisable, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of five (5) years following the optionee's cessation of service as a nonemployee officer or director of the Company. If the optionee dies after such retirement, the optionee's options shall be exercisable in accordance with Subsection 6(h)(ii) hereof.

      (ii) Termination of Service for Death. If an optionee ceases to be a nonemployee officer or director by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance during the shorter of the following periods: (i) the term of the option, or (ii) a period of five (5) years from the death of such optionee. If an optionee dies during the extended exercise period following termination of service for retirement or disability specified in Subsection 6(h)(i) above, such option may be exercised any time within the longer of such extended period or one (1) year after death, subject to the prior expiration of the term of the option.

 (i) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the purchase price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

      If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee shall, in that event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

      In the event of a change in the shares as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

      To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

      Except as hereinbefore expressly provided in this Subsection 6(i), the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock divided or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

 (j) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Subsection 6(i).

 (k) Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

 (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

     7.  ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS.  The


28   Appendix B
adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Subsection 6(i) hereof, shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan, but not yet covered by options.

     8. AMENDMENT OF THE PLAN. The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that the provisions of the Plan set forth in Section 4 and Subsections 6(b), (c), and (d) may not be amended more than once every six (6) months (other than to comport with changes in the Internal Revenue Code and the rules and regulations promulgated thereunder), and except that, without approval of the shareholders of the Company, no such revision or amendment shall:

(a) increase the maximum number of shares which may be subject to the Plan,

(b) increase the maximum number of shares which may be optioned to any one nonemployee officer or director,

(c) materially increase the benefits accruing to option holders under the Plan,

(d) decrease the exercise price of options granted under the Plan,

(e) remove the administration of the Plan from the Committee, or

(f) permit the granting of options under the Plan after October 5, 2004.

     9. WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of common stock, payment by the optionee of any federal, state, or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, an optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold from the shares otherwise issuable to the optionee a number of shares having a Fair Market Value as of the "Tax Date," less than or equal to the amount of withholding tax obligation; or

(c) delivering to the Company unencumbered shares owned by the optionee having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

     The "Tax Date" shall be the date that the amount of tax to be withheld is determined. Fair Market Value shall be determined in the manner specified in Subsection 6(d), except as to the date of determination. An optionee's election to pay the withholding tax obligation by either of (b) or (c) above shall be irrevocable, may be disapproved by the Committee, and must be made either six months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company 's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.


     10. RIGHT OF SHAREHOLDERS TO TERMINATE DIRECTOR'S SERVICE. Nothing in this Plan or in the grant of any option hereunder shall in any way limit or effect the right of the shareholders of the Company to remove any officer or director or otherwise terminate his or her service as an officer or director, pursuant to law, the Articles of Incorporation, or Bylaws of the Company.

     11. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of stock pursuant to options will be used for general corporate purposes.

     12. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee to exercise such option.

     13. CONSTRUCTION. This Plan shall be construed under the laws of the State of Michigan, United States of America.

                                                                Appendix B   29

APPENDIX C

HERMAN MILLER, INC.,
1994 KEY EXECUTIVE STOCK PURCHASE ASSISTANCE PLAN

SECTION 1. PURPOSES.

The purpose of the Plan is to promote the long-term interests of Herman Miller, Inc. and its shareholders by encouraging and assisting its officers and key executives to make meaningful investments in the Common Stock of the Company so that, as shareholders, their views and interests will be identified with the views and interests of the other shareholders. Meaningful stock ownership will provide officers and key executives with an additional incentive to exert their best efforts to increase the value of the Company for the benefit of all shareholders. The Plan will also strengthen the Company's ability to recruit and retain persons who have special competence to contribute to the Company's success.

SECTION 2.  DEFINITION.

"Applicable Rate" means, with respect to a Loan, the lowest rate or rates of interest which would avoid the imputation of interest under Section 7872 of the Code.

        "Annual Cash Compensation" means, with respect to a Key Executive, the sum of his or her annual base salary plus the annual cash incentive earned in a particular fiscal year of the Company.

        "Average Annual Cash Compensation" means the average of the Annual Cash Compensation earned by the Key Executive during the three (3) years preceding the date on which such average is determined. If the Key Executive has been employed for less than three (3) years, then Annual Cash Compensation shall be averaged for the year(s) in which he or she has been employed.

        "Board" means the Board of Directors of the Company.

        "Change in Control" means the first to occur of any one of the events described below:

(a) Stock Acquisition. Any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Act"), other than the Company or a Subsidiary, or a trustee of an employee benefit plan sponsored solely by the Company or a Subsidiary is or becomes, other than by purchase from the Company, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of shares of Common Stock or other securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities.

(b) Change in Board. During any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(c) Other Events. Any other event or series of events which, notwithstanding any other provisions of this definition, is determined by the Board to constitute a change in control of the Company for purposes of this Plan.

        "Code" means the Internal Revenue Code, as amended.

        "Committee" means the Executive Compensation Committee of the Board, or any successor committee thereto.

        "Common Stock" means the shares of common stock of the Company.

        "Company" means Herman Miller, Inc., a Michigan corporation.

        "Extended Period of the Loan" means a period of three (3) years beginning at the end of the Initial Period of the Loan.

        "Initial Period of the Loan" means the period from the date of the Loan until the maturity date established by the Committee as provided in Section 4(d)(i).

        "Key Executive" means any officer or other key executive of the Company or a Subsidiary who, in the judgment of the Committee, is or will be in position to contribute significantly to the longer-term growth and success of the Company.

        "Loan" means the loan made by the Company to a Key Executive pursuant to the Plan.

        "Loan Offer" means an offer by the Committee in behalf of the Company to extend a Loan to a Key Executive.

        "Plan" means the Herman Miller, Inc. 1994 Key Executive Stock Purchase Assistance Plan.

        "Restriction Period" means the period defined in Section 4(f).

        "Subsidiary" means any corporation at least 80 percent of the outstanding voting stock of which is owned by the Company.

SECTION 3.  ADMINISTRATION.

(a) The Committee. The Committee shall be responsible for administering the Plan. The Committee shall be comprised of three or more members of the Board, all of whom shall be "disinterested persons" as defined in Securities Exchange Commission Rule 16b-3 and "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder.

(b) Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan, to determine eligibility for Loans, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. The Committee may employ attorneys, consultants, accountants, and other persons. The Board, Committee, the Company, and its officers shall be entitled to rely upon the advice or opinion of such persons.

(c) Binding Effect of Committee Actions. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Key Executives, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Loans. All members of the Committee shall be fully protected and indemnified by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination, or interpretation.

SECTION 4. LOANS.

(a) Benefit to Company. The Board has reasonably determined that the Plan will benefit the Company.

(b) Purpose of Loan. The Company may extend Loans from time to time to Key Executives to be used solely for the purpose of:

        (i) acquiring Common Stock at fair market value in open market transactions or from the Company;

        (ii) acquiring Common Stock upon the exercise of stock options granted under a stock option plan of the Company;

        (iii) paying taxes incurred in connection with the exercise of such a stock option;

        (iv)    paying taxes incurred in connection with the grant of Common
                Stock;
        (v)     refinancing loans incurred to purchase Common Stock; or

        (vi)    any combination of the above.

(c) Amount; General Terms. Each Loan shall be made pursuant to a Loan Offer by the Committee to a Key Executive. The amount of Loan offered shall be determined by the Committee, but shall not







30          Appendix C
        exceed the fair market value of the shares of Common Stock to be purchased with the proceeds of the Loan. Each Loan shall be full recourse, evidenced by a promissory note and a loan agreement which together shall contain the relevant terms and conditions of the Plan and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

(d) Interest Rate and Maturity. Each Loan shall bear interest at the Applicable Rate. The first interest payment date shall be the first day of September next following the date of the Loan, and thereafter interest payments shall be due annually on September 1 of each year until the maturity of the Loan. Each Loan shall mature and the principal and unpaid interest shall become immediately due and payable in full upon the earlier of:

        (i) the fourth or fifth anniversary date (as determined by the Committee) of the first interest payment date;
        (ii) the default by the Key Executive on any Loan made to him or her under the Plan;
        (iii) the termination of employment (whether voluntary or involuntary) or death of the Key Executive; or
        (iv) such other date as is determined by the Committee at the time the Loan is made.

        The Committee may, in its discretion, authorize the extension of the time for repayment of a Loan upon such terms and conditions as the Committee may determine, provided that no such extension shall entitle a Key Executive to earn repayments of the principal and interest of a Loan in excess of the maximum repayments permitted by Sections 6(a) and 6(b).

(e) Security. Each Loan shall be secured by the pledge of all or a portion (as determined by the Committee) of the shares of Common Stock acquired with the proceeds of the Loan, provided that, at the time of making the Loan, the principal amount thereof shall not exceed the fair market value of the shares of Common Stock pledged as security therefor. Shares of Common Stock pledged to secure repayment of a Loan shall be delivered to the Company, endorsed in blank by the Key Executive to whom the Loan is made or accompanied by a separate stock power so endorsed, with signature guaranteed. The fluctuation in the market value of the shares pledged as security for a Loan shall not affect any of the terms or conditions of the Loan, or of the note, loan agreement, or pledge related thereto.

(f)     Restricted Shares; Legend.

        (i) The tranfer of shares of Common Stock purchased with the proceeds of a Loan shall be restricted during the period that all or any part of the Loan remains unpaid, and for an additional period of five (5) years after the Loan is fully paid (the "Restriction Period") whether the Loan is fully paid during or at the end of the Initial Period of the Loan or during or at the end of the Extended Period of the Loan. During the Restriction Period, a Key Executive shall not be permitted to sell, give, pledge (except to the Company), assign or otherwise transfer any shares purchased with the proceeds of the Loan.

        (ii) The Committee, in its discretion, may waive such restrictions at the end of the Initial Period of the Loan, as permitted by Sections 6(b)(ii) and (iii). The Committee shall also have authority to waive such restrictions in other situations if the Committee determines, in its discretion, that a waiver in the particular situation is not inconsistent with the purpose of the Plan.

        (iii) Stock certificates representing the shares of Common Stock purchased with the proceeds of a Loan shall bear a legend in substantially the following form:

        The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the Herman Miller, Inc. 1994 Key Executive Stock Purchase Assistance Plan and related Loan Agreement entered into between the registered owner and the Company dated ____________. Copies of the Plan and Loan Agreement are on file in the offices of Herman Miller, Inc., 855 East Main Avenue, Zeeland, Michigan 49464.

(g) Acceptance of Loan Offer. The Committee shall establish a reasonable time period during which each Loan Offer may be accepted by a Key Executive. During such time period, the Key Executive may accept the whole or less than the whole amount of the Loan offered. The manner of acceptance shall be prescribed by the Committee. If a Key Executive does not accept a Loan Offer during such time period, in whole or in part, the Loan Offer, or the amount not accepted, shall lapse.

SECTION 5. LOAN LIMITS.

(a) Key Executive. No Loan shall be made to a Key Executive which will cause the aggregate principal amount of all Loans outstanding to such Key Executive to exceed 300 percent of his or her Average Annual Cash Compensation, provided that the Committee is authorized to approve Loans exceeding such limit if the Committee determines in its discretion that a larger Loan to a particular Key Executive is prudent and consistent with the purpose of the Plan.

(b) Company Aggregate. No Loans shall be made under the Plan which will cause the aggregate principal amount of all outstanding Loans made under the Plan to exceed 2 percent of the consolidated assets of the Company and its Subsidiaries. The Board may from time to time adjust the limit on the aggregate principal amount of Loans which may be outstanding under the Plan based upon changes in the number of Key Executives who are eligible to receive Loans.

SECTION 6. LOAN REPAYMENT EARNED THROUGH PERFORMANCE.

(a) Earned Repayment -- Annual Performance Objectives. As of the beginning of each fiscal year of the Company, the Committee in its discretion shall establish corporate or personal performance objectives applicable to each Key Executive to whom a Loan is outstanding or is then being made, and shall provide that the Key Executives may earn repayment of
        (i) a portion of the principal amount of such Loans, and (ii) all or a portion of the interest accrued on such Loans to the interest payment date following the end of such year, if such objectives have been met as of the end of such year. Likewise, the Committee may, in its discretion, provide that Key Executives may earn repayment of a lesser or greater portion of a Loan if, respectively, less or more than 100 percent of such objectives are met. During the Initial Period of the Loan, no Key Executive shall be entitled to earn repayment of more than 50 percent of the original principal amount of any Loan to him or her, plus interest accrued on the Loan during such period.

(b) Alternatives as of End of Initial Period of Loan. If a Loan to a Key Executive is not paid in full at or before the end of the Initial Period of the Loan, the Committee, in its discretion, may proceed in accordance with any one or more of the following, as it shall determine in its discretion:

        (i) to extend the maturity of the Loan for three (3) years and provide that during the Extended Period of the Loan the Key Executive may earn repayment of not more than 30 percent of the original principal amount of any Loan to him or her, plus accrued interest, in the same manner as is provided in (a) above during the Initial Period of the Loan; or








                                                     Appendix C             31

(ii) to require payment of the Loan in full at maturity and, after waiving the restrictions imposed by Section 4(f), direct the Company to sell, or permit the Key Executive to sell, a number of the shares of Common Stock pledged to the Company as security, the sale proceeds of which will be sufficient (A) to pay the unpaid principal of the Loan and all interest accrued thereon, and (B) to pay the estimated amount of income taxes incurred by the Key Executive by reason of the sale of such shares; or

(iii) to require payment of the Loan in full at maturity and waive the restrictions imposed by Section 5(f) on the number of shares (out of those pledged to the Company as security for the Loan) which the Key Executive is required by a lender to pledge as collateral for a loan in an amount sufficient to pay the Loan in full; or

(iv)  to extend the maturity of the Loan as permitted by Section 4(d); or

(v)   any combination of the above.

     If the maturity of the Loan is extended pursuant to (i) above, the Key Executive shall be obligated, absolutely and unconditionally, to pay the Loan in full at the end of the Extended Period of the Loan.

     If the restrictions on Common Stock are waived pursuant to (iii) above, and the lien on the shares pledged to the lender as collateral is released before the end of the Restriction Period, the restrictions on such shares imposed by Section 4(f) shall be reimposed for the duration of the Restriction Period and the legend required by Section 4(f) shall again be affixed to the certificates representing such shares.

(c) Forgiveness -- Change in Control. In connection with a Change in Control, the Board in its discretion, upon the recommendation of the Committee, shall have the authority to forgive all principal and interest on all outstanding Loans to Key Executives under the Plan.

(d)  Forgiveness -- Death or Disability.  Upon the death of a key
     Executive, or if the Key Executive's employment is terminated by reason of his or her total disability, the Board, upon the recommendation of the Committee, shall have the authority in its discretion to reduce, by forgiveness, the principal amount of all Loans to that Key Executive by an amount equal to not more than 50 percent of the original principal amount of such Loans and to forgive all accrued interest on the principal amount so forgiven.

(e) Earned Repayment -- Cash Payment. If a Key Executive earns one or more Loan repayments under Section 6(a) during the Initial Period of the Loan, or under 6(b) during the Extended Period of the Loan at any time after he or she has prepaid all or a part of his or her Loan, and if the dollar amount of such earned repayment(s) (excluding earned payment of interest) exceeds the unpaid principal amount of the Loan at that time, the amount of the excess shall be paid by the Company to the Key Executive as an earned cash bonus. If the Loan has been fully prepaid, the entire amount of the earned repayment of principal shall be paid as an earned cash bonus. No cash bonus shall be paid with respect to interest which otherwise would have accrued on the prepaid principal of the Loan.

(f) Compensation for Taxes. The Committee shall have the authority, in its discretion, to authorize payments of compensation by the Company to Key Executives for additional federal, state, or local taxes they will incur as a result of (i) earned Loan repayment or forgvieness, whether principal or interest, (ii) payment of a cash bonus earned under Section 6(e), and (iii) receipt of compensation to pay the taxes on such Loan repayment, forgiveness or earned cash bonus, so that the Key Executive shall be compensated fully on an aftertax basis. In determining whether a Key Executive is fully compensated on an aftertax basis, the Committee shall take into account the beneficial effects of the annual cash dividends received by the Key Executive on the Common Stock purchased with the proceeds of a Loan, including both the aftertax income realized from the dividends received and their effect on the deductibility of interest paid on the Loan. Such compensation payments to the Key Executive, if authorized by the Committee, shall be in the form of cash bonuses.

(g) Deduction of Benefits. In the administration of the discretionary provisions of this Section 6 which may result in the realization of taxable income by a Key Executive, the Committee, in the exercise of its discretion, may consider as one of the factors relevant to its decision the Company's ability to deduct for federal income tax purposes the taxable income to be realized by the Key Executive.

(h) Tax Withholding. The Company may take such action as may be necessary or appropriate to satisfy tax withholding requirements of any federal, state, or local laws or regulation in connection with Loan forgiveness.

SECTION 7.  GENERAL PROVISIONS

(a) No Right to Loan or Employment. No Key Executive or other person shall have any claim or right to receive a Loan under the Plan or to be retained in the employment of the Company or a Subsidiary by reason of the Plan or any Loan to him or her.

(b) Compliance with Laws. No Loan shall be made hereunder unless counsel for the Company shall be satisfied that such Loan will be in compliance with all applicable federal, state, and local laws.

(c) Plan Expenses. The expenses of the Plan and its administration shall be borne by the Company.

(d) Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the making of any Loan under the Plan. The Plan shall not establish a fiduciary relationship between the Company and any Key Executive or other person.

(e) Acceptance of Actions Taken Under Plan. By accepting a Loan under the Plan, a Key Executive shall be deemed conclusively to have indicated his or her acceptance and consent to any action taken under the Plan by the Company, the Board, or the Committee.

(f) Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Loans hereunder, as may be required by any applicable statute, rule, or regulation.

(g) Governing Law. The validity, construction, and effect of the Plan, and any actions relating to the Plan, shall be determined in accordance with the laws of the state of Michigan and applicable federal law.

(h) Successors and Assigns of Key Executive. The Plan shall be binding upon all successors and assigns of each Key Executive, including, without limitation, his or her estate, the personal representative, executor, administrator, or trustee of such estate, or any trustee in bankruptcy or representative of his or her creditors.

SECTION 8. AMENDMENT AND TERMINATION OF THE PLAN

The Board may from time to time amend the Plan in any respect, or may discontinue or terminate the Plan at any time, provided, however, that:

(a) No such amendment, discontinuance, or termination shall alter or otherwise affect the terms and conditions of any Loan then outstanding to a Key Executive without such Key Executive's written consent, except as otherwise provided herein or in the promissory note or loan agreement evidencing such Loan; and

32  Appendix C

 (b) Without the approval of the shareholders of the Company, no amendment shall (i) change the purpose of the Plan or the purposes for which Loans may be extended to Key Employees, (ii) increase materially the aggregate Loan limits established by Section 5 except as permitted therein, or (iii) change the definition of Key Executive for the purpose of expanding materially the eligibility of employees to receive Loans.

SECTION 9.  EFFECTIVE DATE OF PLAN

The Plan has been adopted by the Board, subject to approval of the shareholders of the Company. The Plan shall become effective when approved by the shareholders. It is the intention of the Board to submit the Plan for shareholder approval at the 1994 annual meeting of shareholders.


                                                                  Appendix C  33

                                                                     |
                                                                     | 4268
X  Please mark                                                       |_______



                 For   Withheld                        For   Against   Abstain                                For   Against  Abstain
1.  ELECTION                      2.  APPROVAL OF THE                           4.  APPROVAL OF THE 1994 KEY
    OF DIRECTORS                      1994 LONG-TERM                                EXECUTIVE STOCK PURCHASE
    AS LISTED ON                      INCENTIVE PLAN.                               ASSISTANCE PLAN.
    REVERSE SIDE.
    For, except vote withheld
    from  the following
    nominee(s):
                                  3.  APPROVAL OF THE                           5.  RATIFICATION OF APPOINTMENT
                                      1994 NON-EMPLOYEE                             OF ARTHUR ANDERSEN & CO. AS
                                      OFFICER AND DIRECTOR                          INDEPENDENT AUDITORS FOR
                                      STOCK OPTION PLAN                             THE YEAR ENDING JUNE 3, 1995.

                                                                                6.  At their discretion, the Proxies are authorized
                                                                                    to vote upon such other business as may properly
                                                                                    come before the meeting or adjournment thereof.


                                                             Signature___________________________________________________________

                                                             Title if required_________________________Date______/_______/_______

                                                             Signature___________________________________________________________

                                                             Title if required_________________________Date______/_______/_______

                                                             Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.





PLEASE MARK THE BOXES ON THE ABOVE PROXY TO INDICATE HOW YOU WISH YOUR SHARES TO BE VOTED. SIGN AND DATE THE PROXY, DETACH IT, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. WE MUST RECEIVE YOUR VOTE BEFORE THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 6, 1994.














[LOGO]  HERMAN MILLER

HERMAN MILLER, INC. This proxy is solicited on behalf of the Board of Directors.

By signing this card, the shareholder appoints Max O. DePree, J. Kermit Campbell, and David L. Nelson, and each of them, as attorneys, with the power of substitution, to vote the shares of Common Stock of Herman Miller, Inc. ("the company") held of record by the undersigned on August 8, 1994, at the Annual Meeting of Shareholders to be held at the company's Midwest Distribution Center, 10001 Adams Street, Holland, Michigan on Thursday, October 6, 1994, at 4:00 p.m. (E.D.T.) and at any adjournment thereof.

ELECTION OF FOUR DIRECTORS, each for a term of three years.  Nominees: William
K. Brehm, C. William Pollard, Ruth Alkema Reister, and Richard H. Ruch

The Proxies will vote your shares in accordance with your direction on this card. If you do not indicate your choice on this card, the Proxies will vote your shares "FOR" the nominees and "FOR" the proposals.

All shares votable hereby by the undersigned include shares, if any, held for my account in the company's Employee Stock Ownership Plan.